Exhibit 15.15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-224357 on Form F-3 of our reports dated March 25, 2020 relating to the financial statements of CNOOC Limited and the effectiveness of CNOOC Limited's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 22, 2020